EXHIBIT 21

                                  SUBSIDIARIES

     1.   Environmental Technologies, Inc., a Nevada corporation.

     2.   H. B. Covey, Inc

     3.   Christie-Peterson Development

     4.   Advanced Fuel Filtration Services, Inc.